Exhibit 2.1

GEO GENESIS
GROUP, LTD.
Please check that your address details on the attached certificate are correct. If there are any errors or if you move to a new address, please fill in the correct information on the back of this counterfoil and send it together with an original or * certified copy of a utility bill in your name(s) to Computershare Investor Services (Channel Islands) Limited. Do not send the certificate with the address slip.

Please do not detach this counterfoil unless you want to notify Computershare Investor Services (Channel Islands) Limited of a change to your address details.

* certified: - signed by a professional person/body e.g. Lawyer, Bank, Insurance company.

Reference No.	Certificate No.	Transfer No.	Number of Shares

GEO GENESIS GROUP, LTD.
(Incorporated and registered in the Republic of the Marshall Islands with registered number P-2791-04-07)

COMMON SHARE CERTIFICATE

This is to certify that the above-named is/are the Registered Holder(s) of

Common Shares of US$0.01 each in Geo Genesis Group, Ltd. subject to the By-Laws of the Company.

For and on behalf of Geo Genesis Group, Ltd., to be duly executed under its corporate seal on

GEO GENESIS GROUP, LTD.

Note

No transfer of any of the shares comprised in this Certificate will be registered until this Certificate has been lodged at the Company's Registrar. REGISTRAR, COMPUTERSHARE INVESTOR SERVICES (CHANNEL ISLANDS) LIMITED, P.O. BOX No. 83, ORDNANCE HOUSE, 31 PIER ROAD, ST. HELIER, JERSEY JE4 8PW. TELEPHONE: 01534 825230. FAX: 01534 825315.

You can check your holding at www.computershare.com

Change of Address/Amended Details

If your address is not shown correctly on the attached certificate, or if you change your address, please let us know by filling in the form below to show the correct details, sign it and return it together with an original or *certified copy of a utility bill in your name(s) to Computershare Investor Services (Channel Islands) Limited whose address is shown at the foot of the certificate overleaf.

Please use BLOCK CAPITALS

Full Name(s)	New Address

Old Address	Postcode

Signature(s)

Postcode	Date

*certified: - signed by a professional person/body e.g. Lawyer, Bank, Insurance company.

If you choose to sell your Shares on the Stock Exchange, you should instruct a bank or stockbroker and complete Section 1 of this form by entering the number of Shares to be sold and Section 2 by entering the balance of Shares to be retained, if any. You must then sign Section 3. If you make a mistake, do not use correcting fluid. Instead, put a line through the error, write the correction beside it and initial the amendment. Finally, send the entire document to your bank or stockbroker as soon as possible. Please note:

- Section 1:	Number of Shares. You must complete both figures and words boxes. For example, if you are selling 200 Shares, enter the number 200' in the figures box and TWO HUNDRED' (in block capitals) in the words box.
- Section 2:	Shares to be kept. If you want to sell part of your holding, enter here the remaining quantity of Shares you wish to keep. Leave this section blank if you are selling all your Shares. For example, if you wish to keep 100 Shares from an initial holding of 300 Shares and sell the rest, enter '200' (figures and words) in Section 1, as already described, and '100' (figures only) in Section 2.
- Section 3:	Signature(s). Each Registered Holder(s) shown on the Share Certificate overleaf must sign on a separate line using his/her normal signature.

CREST TRANSFER	Counter Location Stamp	Barcode or Reference SDRN
Above this line for completion by the depositing system-user only
Please complete form in type or in Block Capitals.	1 Number of shares to be sold (in figures)	(In words)	2 Number of Shares to be kept (in figures)
Please sign here. If the transfer is not made by the Registered Holder(s) insert also the name(s) and capacity (e.g. executor(s)) of the person(s) making the transfer.
3  I/We hereby transfer the number of  Shares set out in Section 1 out of the name(s) set out on the Share Certificate overleaf into the name(s) of the system member(s) set out below and request the necessary entries be made in the undertaking's own Register of Members

Signature(s) of Transferor(s)

1. _______________________________

2. _______________________________

3. _______________________________

4. _______________________________

A body corporate should execute this transfer under its common seal or otherwise in accordance with applicable statutory requirements.
Stamp of depositing system-user Date

Full name(s) of the person(s) to whom the security is transferred	Participant ID

Such person(s) must be a system-member.	Member Account ID
Reference to the Registrar in this form means the registrar or registration agent of the undertaking, not the Registrar of Companies at Companies House
CRESTCo Limited is delivering this transfer at the direction and on behalf of the depositing system-user whose stamp appears herein and does not in any manner or to any extent warrant or represent the validity, genuineness or correctness of the transfer instructions contained herein or the genuineness of the signature(s) of the transferor(s). The depositing system-user by delivering this transfer to CRESTCo Limited authorises CRESTCo Limited to deliver this transfer for registration and agrees to be deemed for all purposes to be the person(s) actually so delivering this transfer for registration.This form should be used only for a transfer of a certificated unit of a security to a CREST member to be held by a CREST member in uncertificated form. It should not be used for conversion of a unit held by a CREST member into uncertificated form. The CREST rules require that this form be used for the transfer of a unit of a certificated security to a CREST member to be held by that member in uncertificated form. Any such transfer on this form is exempt from stamp duty.

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